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                                     ITEM 7

                                 EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Healthcare Recoveries, Inc. (the "Company") on Form S-8 (File Nos. 333-41557, 333-41559, and 333-41561) of our report dated March 12, 1999, on our audit of the financial statements of MedCap Medical Cost Management, Inc. ("MedCap") as of and for the year ended December 31, 1997 and our report dated March 12, 1999, on our review of the condensed financial statements of MedCap as of September 30, 1998 and for the nine-month periods ended September 30, 1998 and 1997, which reports are included in this current report on Form 8-K/A. We also consent to the incorporation by reference of our report dated February 22, 1999, on our audit of the combined financial statements of Subro Audit Incorporated and O'Donnell Leasing Company ("Subro") as of and for the years ended December 31, 1997 and 1996 and our report dated February 22, 1999, on our review of the condensed combined financial statements of Subro as of September 30, 1998 and for the nine-month periods ended September 30, 1998 and 1997, which reports are incorporated by reference in this current report on Form 8-K/A to the Company's current report on Form 8-K/A (File No. 0-22585) filed with the Securities and Exchange Commission on April 7, 1999.


PricewaterhouseCoopers LLP
Louisville, Kentucky

April 29, 1999